UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549
FORM 8-K
CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(d) OF THE
SECURITIES EXCHANGE ACT OF 1934

Date of report (Date of earliest event reported) March 14, 2006

GSE SYSTEMS, INC.

(Exact name of registrant as specified in its charter)

Delaware	0-26494	52-1868008
(State or other jurisdiction	(Commission File Number)	(I.R.S. Employer
of incorporation)		Identification No.)

7133 Rutherford Rd., Suite 200, Baltimore, MD 21244

(Address of principal executive office and zip code)

(410) 277-3740

Registrant's telephone number, including area code

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation or the registrant under any of the following provisions (see General Instructions A.2 below):

[ ] Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[ ] Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[ ] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d - 2(b))

[ ] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e - 4 (c))

Item 1.01 Entry into a Material Definitive Agreement.

Employment Agreement

The Company’s Compensation Committee approved a formal Employment Agreement (the “Agreement”) with Mr. Moran, the Company’s Chief Executive Officer and the Company entered into the Agreement with Mr. Moran as of May 1, 2006. The period of the Agreement runs from May 1, 2006 through April 30, 2008.

In recognition of Mr. Moran’s responsibilities as the Company’s Chief Executive Officer, and based on comparison to peer organizations with similar activities and risk profiles, the Company agreed to pay Mr. Moran a base salary of $240,000 commencing May 1, 2006. On the one-year anniversary date of the Agreement, the Company shall increase the amount of compensation by three percent (3%) or an amount equal to the percentage increase in the Consumer Price Index over the preceding twelve (12) month period.

For each year the Agreement is in effect, the Company’s Board of Directors shall determine the bonus amount for the most recently completed fiscal year by March 31 of the subsequent year. The bonus is performance based and the performance goals shall be as jointly agreed to by Mr. Moran and the Board. For the 2006 fiscal year, the target bonus is $150,000. On the one-year anniversary date of the Agreement, the Company’s Board of Directors shall increase the amount of compensation by three percent (3%) or an amount equal to the percentage increase in the Consumer Price Index over the preceding twelve (12) month period. The amount of Mr. Moran’s compensation is competitive with that of other listed companies with similar activities and risk profiles so that the Company may continue to receive and enjoy the benefit of Mr. Moran’s services.

In addition, Mr. Moran shall be provided with an automobile of his choice (comparable to the one currently provided to him by the Company) at the Company’s expense. The Company shall pay for all maintenance, gas and insurance expenses incurred in connection with the automobile. Mr. Moran is also entitled to receive vacation in accordance with the Company’s policy for its senior executives. He is also entitled to participate in the Company’s employee benefits plan for its senior executives or employees to include the company’s medical and 401(k) plans. In addition, Mr. Moran is entitled to reimbursement by the Company for all reasonable expenses incurred by him in connection with this employment. Reimbursable expenses include, but are not limited to, business travel and customer entertainment expenses.

The Company may terminate the Agreement for cause. Examples of “cause” include (i) willful and continued failure to perform contractual duties after the Company has communicated its demand for substantial performance; (ii) willfully engaging in misconduct which has a material adverse effect on the Company’s reputation, operations, prospects or business relations; (iii) conviction for any felony or entry of a plea of “no contest” for a crime of moral turpitude; (iv) or breach of the terms and conditions of the Agreement. Notice of termination must be in writing and must state the reason for termination and Mr. Moran (with his attorney) shall have the opportunity to be heard by the Company’s Board of Directors. In the event of termination for cause, Mr. Moran shall continue to receive his full salary through the date of termination. In the event of disability, Mr. Moran will continue to receive his full salary (less any sum payable under the Company’s disability benefit plan) until his employment is terminated. Termination of employment due to the death or disability of the employee shall not constitute a breach of the Agreement.

The foregoing is a brief description of the terms of the various agreements and documents described herein and by its nature is incomplete. It is qualified in its entirety by the text of the respective agreements and documents, copies of which are included herewith as Exhibits to this Current Report. All readers of this Current Report are encouraged to read the entire text of the documents referred to in the text.

Non-Statutory Stock Option Awards

On March 14, 2006, certain officers, directors and employees of the Company were awarded stock options in accordance with the provisions of the Company’s Amended and Restated 1995 Long-Term Incentive Plan (the “Plan”). The Plan was approved at the Company’s Annual Meeting of Stockholders on June 16, 2005. The purpose of the Plan is to promote the long-term growth and profitability of the Company by (i) providing key people with incentives to improve stockholder value and to contribute to the growth and financial success of the Company and (ii) enabling the Company to attract, retain and reward the best-available persons. The Company may, to the extent permitted by law, deduct any tax obligations from any payment of any kind otherwise due to the grantee or the holder of any such awards made pursuant to the Plan.

The March 14, 2006 option grants were made to fourteen (14) individuals. The aggregate number of shares of the Company’s common stock issuable upon exercise of the options is 615,000. The stock options awarded pursuant to the Plan are evidenced by option agreements, the form and substance of which are substantially similar to the Non-statutory Stock Option Agreement in the form attached as Exhibit 10.3 hereto and incorporated herein by reference. The following table provides information on the stock options granted to the Company’s directors and executive officers.

		Number of	Exercise of
		Securities Underlying	Base Price	Expiration
Name		Options Granted (1)	($/share)	Date

Jerome I. Feldman	Director, Chairman of the Board	85,000	$ 1.61	3/14/13
Michael D. Feldman	Director, Executive Vice President	80,000	$ 1.61	3/14/13
Gill R. Grady	Sr. Vice President	55,000	$ 1.61	3/14/13
Jeffery G. Hough	Sr. Vice President, Chief Financial Officer	64,000	$ 1.61	3/14/13
Chin-Our Jerry Jen	President, Chief Operating Officer	30,000	$ 1.61	3/14/13
John V. Moran	Director, Chief Executive Officer	154,000	$ 1.61	3/14/13
Hal D. Paris	Sr. Vice President	80,000	$ 1.61	3/14/13

(1)- The options become exercisable in three installments with 40% vesting on the first anniversary of the date of grant and 30% vesting on each of the second and third anniversaries of the date of grant.

 The foregoing is a brief description of the terms of the various agreements and documents described herein and by its nature is incomplete. It is qualified in its entirety by the text of the respective agreements and documents, copies of which are included herewith as Exhibits to this Current Report. All readers of this Current Report are encouraged to read the entire text of the documents referred to in the text.

Item 9.01 Financial Statements and Exhibits

(c ) Exhibits

Exhibit Number	Description
10.1	Employment Agreement dated as of May 1, 2006 between GSE Systems, Inc. and John V. Moran, filed herewith.
10.2
Amended and Restated 1995 Long-Term Incentive Plan. Previously filed in connection with the GSE Systems, Inc. DEF Form 14A filed with the Securities and Exchange Commission on May 31, 2005 and incorporated herein by reference.

10.3
Form of Stock Option Agreement under the GSE Systems, Inc. 1995 Long-Term Incentive Plan. Previously filed in connection with the GSE Systems, Inc. Form 10_k as filed with the Securities and Exchange Commission on March 22, 1996 and incorporated herein by reference.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

GSE SYSTEMS, INC.

Date: May 2, 2006	/s/ Jeffery G. Hough
Jeffery G. Hough
Senior Vice President and CFO